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                           ARTHUR J. GALLAGHER & CO.

      COMPUTATION OF NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)

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
                                                           Three-month period ended         Six-month period ended
                                                                    June 30,                       June 30,

                                                             1997            1996            1997            1996
                                                           --------        --------        --------        --------
                                                                    (In thousands, except per share data)
Net earnings                                                $12,792         $ 7,001         $22,030         $15,535
Adjustments to net earnings for computation related
 to the 20% limitation on the buyback of common
 shares using the treasury stock method                         288             169             614             312
                                                            -------         -------         -------         -------

Net earnings applicable to computation                      $13,080         $ 7,170         $22,644         $15,847
                                                            =======         =======         =======         =======

Average common shares outstanding                            16,358          16,484          16,421          16,531
Dilutive effect of stock options using the
 treasury stock method                                        1,501           1,230           1,559           1,320
                                                            -------         -------         -------         -------

Weighted average number of common and
 common equivalent shares outstanding                        17,859          17,714          17,980          17,851
                                                            =======         =======         =======         =======
Net earnings per common and common
 equivalent share                                              $.73            $.40           $1.26            $.89
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